UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2018
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incorporation by Reference to the Current Report on Form 8-K dated November 28, 2018 and filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2018 (the “11-28-18 Form 8-K”), to the Current Report on Form 8-K dated November 28, 2018 and filed with the SEC on January 2, 2019 (the “1-2-19 Form 8-K”) and the Current Report on Form 8-K/A dated November 28, 2018 and filed with the SEC on January 25, 2019 (the “1-25-19 Form 8-K/A”)
On November 28, 2018, the board of directors of Alimera Sciences, Inc. (the “Company”) approved a succession plan (the “Succession Plan”) that was intended generally to take effect on January 2, 2019 (the “Transition Date”). The Succession Plan took effect on the Transition Date as described in the 1-2-19 Form 8-K, and the Company hereby incorporates by reference into this Item 5.02 the disclosure included under Item 5.02 and Item 7.01 of the 11-28-18 Form 8-K, the disclosure included under Item 5.02 of the 1-2-19 Form 8-K and the disclosure included under Item 5.02 of the 1-25-19 Form 8-K/A.

Document Incorporated by Reference	Page References	Hyperlink
Current Report on Form 8-K dated 11-28-2018 and filed with the SEC on 11-29-2018	All	http://www.sec.gov/Archives/edgar/data/1267602/000126760218000115/alim8k.htm
Current Report on Form 8-K dated 11-28-2018 and filed with the SEC on 1-2-2019	All	http://www.sec.gov/Archives/edgar/data/1267602/000126760219000003/alim8-k.htm
Current Report on Form 8-K dated 11-28-2018 and filed with the SEC on 1-25-2019	All	http://www.sec.gov/Archives/edgar/data/1267602/000126760219000022/alim8ka.htm

Employment Agreements

Overview
When the Company filed the 1-2-19 Form 8-K with the SEC to announce that the Succession Plan had taken effect on the Transition Date, the Company noted that it intended to enter into new or revised employment agreements with each of Richard S. Eiswirth, Jr., who was promoted to Chief Executive Officer on January 2, 2019; J. Philip Jones, who was promoted to Chief Financial Officer on January 2, 2019; and Philip Ashman, Ph. D., who was promoted to Chief Operating Officer on January 2, 2019. On May 2, 2019, the Compensation Committee of the Board approved the forms of amended and restated employment agreements for each of Mr. Eiswirth and Mr. Jones, and each of them has entered into such agreements with the Company (together, the “Employment Agreements”). The descriptions of each Employment Agreement are qualified by reference to the full text of each Employment Agreement, copies of which are attached as Exhibit 10.1 (for Mr. Eiswirth) and Exhibit 10.2 (for Mr. Jones) to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.
The Employment Agreements provide for a base salary and a potential annual bonus, which is subject to adjustment by the Board from time to time. For the current base salary and grants of restricted stock units (“RSUs”) and stock options for Mr. Eiswirth and Mr. Jones under the Employment Agreements, please see the disclosures under the heading Disclosure of Compensation Arrangements Required by Instruction 2 to Item 5.02 in the 1-25-19 Form 8-K/A, which is incorporated herein by reference (and for which a hyperlink is provided above). Mr. Eiswirth’s Employment Agreement provides that his target annual bonus amount shall not be reduced to an amount below 55% of his then-current base salary. Mr. Jones’ Employment Agreement provides that his target annual bonus amount shall not be reduced to an amount below 40% of his then-current base salary.

Each of the Employment Agreements provides that the officer’s employment with the Company is “at will.” Mr. Eiswirth and Mr. Jones are entitled to receive all other benefits generally available to the Company’s executive officers. The Employment Agreements also provide certain severance and change in control-related benefits, including cash severance and vesting acceleration upon the occurrence of certain defined events, as described below.
Severance and Change in Control Benefits
Acceleration Provisions for Unvested Options and RSUs in the Event of a Change in Control
Each Employment Agreement includes acceleration provisions for unvested options and RSUs in the event of a change in control. Under these provisions, if change in control occurs, each officer will receive 12 months of additional vesting for any stock options and RSUs that are outstanding and unvested as of the date of such transaction. In addition, the officer’s unvested stock options and RSUs will vest in full if (a) the Company is subject to a change in control before the officer’s employment with the Company terminates and (b) within 12 months after the change in control, the officer’s employment with the Company is terminated by the Company (or its successor) without cause or the officer terminates his employment for good reason. Further, if the Company is a party to a merger or consolidation, the officer’s unvested stock options and RSUs will vest in full unless the agreement evidencing the merger or consolidation provides for one or more of the following: (a) the continuation of the officer’s stock options and RSUs by the Company if the Company is the surviving corporation; (b) the assumption of the officer’s stock options and RSUs by the surviving corporation or its parent; (c) the substitution by the surviving corporation of its parent of new stock options and RSUs for the officer’s existing stock options and RSUs; (d) full exercisability of outstanding stock options and full vesting of the stock underlying the RSUs, followed by the cancellation of such stock options and RSUs; or (e) the cancellation of the officer’s outstanding stock options and RSUs and a payment to the officer equal to the excess of (i) the fair market value of the stock subject to such stock options and RSUs (whether or not such stock options and RSUs are then exercisable or vested, as applicable) as of the closing date of such merger or consolidation over (ii) the exercise price (for stock options).
Termination without Cause/Resignation for Good Reason Not in Connection with a Change in Control
In addition, each Employment Agreement provides that if the Company terminates the applicable officer’s employment without cause or if he resigns for good reason, either more than three months prior to a change in control or more than 18 months after a change in control, subject to the conditions in the Employment Agreement, the officer will be entitled to:

•	100% of his total annual base salary at the rate in effect at the time of termination paid in 12 monthly installments;

•	a cash payment equal to his earned and pro-rated annual bonus; and

•
payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA for one year following the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Termination without Cause/Resignation for Good Reason in Connection with a Change in Control
Each Employment Agreement provides that if the Company terminates the officer’s employment without cause or if he resigns for good reason, either within three months prior to a change in control or within 18 months after a change in control, subject to the conditions in the Employment Agreement, the officer will be entitled to:

•	a cash payment equal to his earned and pro-rated annual bonus;

•
payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA, with the specific number of months of payment varying based on the officer as described below; and

•
a multiple of the sum of (a) his total annual base salary at the rate in effect at the time of termination plus (b) his target bonus in effect at the time of termination, with the specific multiple and timing of payments varying based on the officer as described below:

▪
For Mr. Eiswirth, the multiple of the sum is 150%, which will be paid in 18 equal monthly installments. In addition, the payment of premiums for medical insurance will be for 18 months or until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

▪
For Mr. Jones, the multiple of the sum is 100%, which will be paid in 12 equal monthly installments. In addition, the payment of premiums for medical insurance will be for 12 months or until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Benefits upon Death or Disability
Death of the Officer
Each Employment Agreement provides certain benefits if the officer’s employment is terminated on account of his death. In that event, the Company is obligated to pay:
(a)his base salary through the end of the month in which his death occurred,
(b)a cash payment equal to his earned and pro-rated annual bonus through the date of death,
(c)any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan, and
(d)the premiums for medical insurance coverage for the officer’s dependents under COBRA for 12 months after the date of death or, if earlier, until the officer’s dependents are eligible to be covered under another substantially equivalent medical insurance plan.
In addition, all of the officer's remaining unvested equity awards will vest upon his death.
Disability of the Officer
Each Employment Agreement of each officer provides certain benefits if his employment is terminated on account of his disability. In that event, the Company is obligated to pay:
(a)his base salary through the end of the month in which the termination occurred,
(b)a cash payment equal to his earned and pro-rated bonus,
(c)any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan, and
(d)the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA for 18 months after the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.
In addition, all of the officer's remaining unvested equity awards will vest upon his disability.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.58	Amended and Restated Employment Agreement, dated as of January 2, 2019, by and between Alimera Sciences, Inc. and Richard S. Eiswirth, Jr.
10.59	Amended and Restated Employment Agreement, dated as of January 2, 2019, by and between Alimera Sciences, Inc. and J. Philip Jones

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: May 8, 2019	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer